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                         INDEPENDENT AUDITORS' CONSENT



The Shareholders and Board of Directors
First Eagle International Fund, Inc.:



     We consent to the use of our report dated January 31, 1997 with respect to First Eagle International Fund, Inc. included in this Registration Statement on Form N-1A and to the references to our firm under the headings 'Financial Highlights' in the Prospectus and 'Custodian, Transfer and Dividend Disbursing Agent and Independent Auditors' in the Statement of Additional Information.



                                          KPMG PEAT MARWICK LLP



New York, New York
April 30, 1997


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